UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014 (October 7, 2014)

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 456-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 7, 2014, HC2 Holdings, Inc. (the “Company”) completed the acquisition of 733,634 shares (the “Shares”) of common stock of Schuff International, Inc. (“Schuff”), the largest steel fabrication and erection company in the United States, pursuant to its previously announced tender offer (the “Offer”) for all of the outstanding shares of common stock of Schuff, excluding shares that the Company already owned prior to the commencement of the Offer. The purchase price (the “Offer Price”) for the Shares was $31.50 per Share, net to the holder thereof in cash, without interest thereon and subject to any required tax withholding, or aggregate consideration of approximately $23.1 million. The acquisition of the Shares was funded with proceeds from borrowings under the credit facility entered into on September 22, 2014.

Prior to the commencement of the Offer, the Company owned 70% of the outstanding common stock of Schuff, and following the consummation of the Offer the Company owns 89% of the outstanding common stock of Schuff. The Company intends to make further purchases of shares of common stock of Schuff from time to time in the open market or privately negotiated transactions and when its ownership in Schuff reaches 90% of Schuff’s outstanding shares, as a result of any subsequent purchases, it will complete, at no less than the Offer Price, a merger of Schuff with a subsidiary of the Company without a meeting of Schuff’s stockholders in accordance with applicable law.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

As a result of its initial acquisition of common stock of Schuff in May 2014, the Company previously included audited and unaudited historical financial statements of Schuff as Exhibits 99.1 and 99.2 to a Form 8-K/A (Amendment No. 1 to Current Report on Form 8-K originally filed on June 4, 2014) filed with the Securities and Exchange Commission on August 14, 2014, which Exhibits are incorporated herein by reference.

(b)	Pro Forma Financial Statements

Any pro forma financial information that may be required by this Item 9.01, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc. (Registrant)

Date: October 14, 2014	By:	/s/ Andrea L. Mancuso
	Name:	Andrea L. Mancuso
	Title:	Acting General Counsel and Corporate Secretary